                                                                    EXHIBIT 23.2

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of O2 Micro International Limited on Form S-8 of our report dated January 30, 2004, appearing in the Annual Report on Form 20-F of O2 Micro International Limited for the year ended December 31, 2003.

/s/ Deloitte & Touche

Deloitte & Touche
Grand Cayman, Cayman Islands
June 14, 2004